                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                                      JURISDICTION OF
                                                                  INCORPORATION/FORMATION
                                                                  -----------------------
1.  OSI Sealants, Inc.                                                   Illinois
2.  SIA Adhesives, Inc.                                                  Delaware
3.  Tanner Chemicals, Inc.                                               New Hampshire
4.  Imperial Adhesives, Inc.                                             Delaware
5.  Sovereign Specialty Chemicals (S) Pte. Ltd                           Singapore
6.  Sovereign Packaging Group, Inc (f/k/a Pierce & Stevens Corp.)        New York
7.  Pierce & Stevens Holdings Corp. of Mexico S.A. de C.V.               Mexico
8.  Pierce & Stevens de Mexico S.A. de C.V.                              Mexico
9.  Pierce & Stevens Corporation S.A. de C.V.                            Mexico
10. Sovereign Holdings, LLC                                              Delaware
11. Sovereign Specialty Chemicals Limited                                UK
12. Sovereign Specialty Chemicals B.V.B.A.                               Belgium
13. Sovereign Specialty Chemicals (Scandinavia) AB                       Sweden
14. Sovereign Specialty Chemicals SARL                                   France
15. Sovereign Specialty Chemicals Gmbh                                   Germany
16. Sovereign Specialty Chemicals Italiana SRL                           Italy
17. Sovereign Latin America, LLC                                         Deleware
18. Sovereign Specialty Chemicals Ltda.                                  Brazil
19. Sovereign Specialty Chemicals Gmbh                                   Switzerland
20. SSC International, Inc.                                              Barbados